UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2019

ARRIS INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-37672	98-1241619
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia		30024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

This Current Report on Form 8-K is filed in connection with a Memorandum of Understanding (the “MOU”) regarding the settlement of certain previously disclosed litigation related to, among other things, the Bid Conduct Agreement (as it may be amended from time to time, the “Acquisition Agreement”), dated as of November 8, 2018, by and between ARRIS International plc ( “ARRIS”), and CommScope Holding Company, Inc. (“CommScope”), pursuant to which, upon the terms and subject to the conditions set forth therein, CommScope has agreed to acquire all of the issued and to be issued ordinary shares of ARRIS (the “Acquisition”) for $31.75 in cash per ordinary share.

In connection with the Acquisition, on December 6, 2018, an alleged ARRIS shareholder filed an action against ARRIS and its directors, captioned Uzun v. ARRIS Int’l plc, et al., Case No. 1:18-cv-05555-WMR (the “Uzun Action”), in the United States District Court for the Northern District of Georgia (the “Northern District of Georgia”). The lawsuit generally alleges that ARRIS and its directors violated the federal securities laws by issuing allegedly misleading disclosures in connection with the Acquisition and seeks, among other things, to enjoin the shareholder vote scheduled for February 1, 2019 at which ARRIS shareholders will vote on a proposal to adopt the Acquisition Agreement (the “Shareholder Vote”). On December 11, 2018, a substantively identical second lawsuit, captioned Kent v. ARRIS Int’l plc, et al., Case No. 1:18-cv-01960-MN (the “Kent Action”) was filed as a putative class action against ARRIS, its directors and CommScope in the United States District Court for the District of Delaware.

After ARRIS filed its Definitive Proxy Statement on Schedule 14A in connection with the Acquisition (the “Proxy Statement”), another putative class action complaint was filed in the United States District Court for the Southern District of New York in an action captioned Agnes-Sampson v. ARRIS Int’l plc, et al., 1:18-cv-12205 (NRB) (the “Agnes-Sampson Action”). On December 27, 2018, the plaintiff in the Agnes-Sampson Action filed a motion for a preliminary injunction, seeking to enjoin the Shareholder Vote. On January 11, 2019, the Court in the Agnes-Sampson Action entered an order transferring the case to the Northern District of Georgia. ARRIS and its directors believe the allegations in all of the lawsuits against them lack merit.

On January 18, 2019, after arm’s-length discussions and negotiations concerning a possible resolution of the litigation, counsel for the parties in the Uzun Action and Agnes-Sampson Action (collectively, the “Actions”) entered into the MOU, in which they agreed on the terms of a settlement of the Actions, including the dismissal with prejudice of the Actions as well as a release of all claims that have been or could have been asserted against all of the defendants in the Actions, the Kent Action, or any other proceeding, concerning, among other things, any claims arising out of or related to the matters alleged in the Actions and the Kent Action, the Acquisition Agreement, the Acquisition, the Proxy Statement, or any other disclosures made regarding the Acquisition. The proposed settlement is conditioned upon, among other things: (i) certification of a non-opt-out class for settlement purposes only; (ii) final approval of the proposed settlement by the Northern District of Georgia, including a final order and judgment by the Court dismissing the Actions with prejudice on the merits and providing for a release of all claims against defendants, as described above; and (iii) the consummation of the Acquisition. If approved, the proposed settlement also would extinguish the claims asserted in the Kent Action.

In addition, in connection with the proposed settlement and as provided in the MOU, the parties contemplate that Plaintiffs’ counsel will seek an award of reasonable attorneys’ fees, costs, and expenses as part of the settlement. There can be no assurance that the settlement conditions will be met and, if they are not met, the proposed settlement as contemplated by the MOU would become void.

ARRIS believes that the claims asserted in all of these lawsuits against the defendants are without merit and that no supplemental disclosure is required under applicable law. The defendants have agreed to the terms of the proposed settlement described above solely to eliminate the burden, expense and uncertainties inherent in further litigation, including the risk of delaying or adversely affecting the Acquisition, and to terminate all claims that were or could have been asserted against the defendants in connection with the Acquisition Agreement and the Acquisition contemplated thereby, including the Proxy Statement related thereto. Neither the MOU, the settlement contemplated thereby, nor this Current Report on Form 8-K will affect the consideration to be paid to ARRIS shareholders in connection with the Acquisition or the timing of the Shareholder Vote. ARRIS’s board of directors continues to recommend that you vote “FOR” all of the proposals presented in the Proxy Statement.

SUPPLEMENT TO THE PROXY STATEMENT

This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the Proxy Statement. All page references in the information below are to pages in the Proxy Statement. Paragraph references used herein refer to the Proxy Statement before any additions or deletions resulting from the supplemental disclosures. Underlined text shows text being added to a referenced disclosure in the Proxy Statement. The information contained herein speaks only as of December 19, 2018 unless the information indicates another date applies.

1.	The section of the Proxy Statement entitled “The Acquisition—Certain Financial Projections” is hereby supplemented as follows:

The table on page 46 of the Proxy Statement is amended and restated to read as follows:

	2019E	2020E	2021E
Sales	$7,109	$7,311	$7,554

Gross Margin	$2,123	$2,236	$2,386
Gross Margin %	29.9%	30.6%	31.6%

Operating Expenses(1)	$1,382	$1,416	$1,475
% of Revenue	19.4%	19.4%	19.5%

DOI(2)	$741	$820	$911
Margin %	10.4%	11.2%	12.1%

Non-GAAP EBITDA(3)	$928	$1,015	$1,108
Margin %	13.1%	13.9%	14.7%

Adjusted EPS(4)	$3.60	$4.27	$5.10
Diluted Shares	173.0	162.0	151.0

Unlevered Free Cash Flow(5)	$681	$664	$734

(1)	Operating Expenses refers to selling, general & administrative expense and research & development and excludes amortization of intangible assets, restructuring charges, acquisition, integration and other costs.

(2)	DOI refers to Gross Margin less Operating Expenses.

(3)	Non-GAAP EBITDA refers to earnings before interest, taxes, depreciation and amortization of intangible assets; plus equity compensation expense and any other non-GAAP adjustments such as restructuring or impairments.

(4)	Adjusted EPS refers to GAAP earnings per share plus the per share impact of amortization of intangible assets, equity compensation, other non-GAAP adjustments such as restructuring or impairments (net of tax) and certain other tax adjustments.

(5)	Unlevered Free Cash Flow refers to EBIT (earnings before interest and taxes) less taxes, capital expenditures, and stock-based compensation, plus or minus changes in net working capital.

Forward-Looking Statements

This Current Report includes forward-looking statements that reflect the current views of ARRIS with respect to future events and financial performance, including the proposed Acquisition. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of the ARRIS management, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the control of ARRIS, including, without limitation: failure to obtain applicable regulatory approvals in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed transactions; the risk that ARRIS will be required to pay the termination fee under the Acquisition Agreement; the potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including customers, employees and competitors; uncertainties as to the timing of the transaction; the possibility that competing offers will be made; any statements of belief and any statements of assumptions underlying any of the foregoing; and other factors beyond the control of ARRIS.

These and other factors are discussed in greater detail in the reports filed by ARRIS with the U.S. Securities and Exchange Commission, including ARRIS’s Quarterly Report on Form 10-Q for the period ended September 30, 2018. Although the information contained in this Current Report represents the best judgment of ARRIS as of the date of this Current Report based on information currently available and reasonable assumptions, ARRIS cannot give any assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, ARRIS cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date made. ARRIS disclaims any duty or obligation to update this information to reflect developments or information obtained after the date of this report, except as otherwise may be required by law.

Important Additional Information Regarding the Transaction and Where to Find It

In connection with the proposed transaction, ARRIS filed the Proxy Statement and forms of proxy with the SEC on December 19, 2018, which has been mailed to the ARRIS shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, as well as ARRIS’s other public filings with the SEC may be obtained without charge at the SEC’s web site, http://www.sec.gov, or at ARRIS’s website at http://ir.arris.com. Security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail to ARRIS Investor Relations, 3871 Lakefield Drive, Suwanee, GA 30024 or at http://ir.arris.com.

Participants in the Solicitation

ARRIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018, and its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 23, 2018. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement filed on December 19, 2018.

ARRIS is organized under the laws of England and Wales. Some of the officers and directors of ARRIS are residents of countries other than the United States. As a result, it may not be possible to sue ARRIS or such persons in a non-US court for violations of US securities laws. It may be difficult to compel ARRIS and its affiliates to subject themselves to the jurisdiction and judgment of a US court or for investors to enforce against them the judgments of US courts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC

By:	/s/ Patrick W. Macken
Patrick W. Macken
Senior Vice President, General Counsel, and Secretary

Date: January 18, 2019